UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2015

ZS Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36489	26-3305698
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

805 Veterans Blvd., Suite 300 Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 458-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2015, Todd Creech resigned as Chief Financial Officer of ZS Pharma, Inc. (the “Company”), effective on June 15, 2015.

In connection with Mr. Creech’s resignation, the Company and Mr. Creech entered into a Separation and Consulting Agreement, dated as of June 15, 2015, pursuant to which Mr. Creech will receive severance pay upon his resignation and provide consulting services to the Company for a period commencing on the date of resignation and ending on August 31, 2016, subject to earlier termination upon written notice by either party. Subject to Mr. Creech’s execution and non-revocation of a general release of claims, Mr. Creech will receive a lump-sum cash severance payment, in an aggregate amount equal to 1 times his then-current annual base salary and an amount equal to 24 times the amount attributable to the Company for the payment of its employer premium contributions with respect to Mr. Creech and his dependents, if any, under the Company’s welfare and fringe benefit plans during the month immediately preceding the date of resignation. As consideration for the consulting services provided by Mr. Creech, Mr. Creech will continue to vest in his outstanding stock options in accordance with their terms based on his continued service during the term of the consultancy period, subject to fully accelerated vesting and exercisability upon the occurrence of a liquidity event with respect to the Company during the consultancy period or a termination of consultancy due to his death.

The foregoing summary of Mr. Creech’s separation and consulting agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending June 30, 2015.

On June 16, 2015, the Company announced the appointment of Jeffrey Farrow, 53, as Chief Financial Officer, which appointment will be effective on the date of Mr. Creech’s resignation. Mr. Farrow previously served as the Chief Financial Officer of Hyperion Therapeutics, Inc., a commercial pharmaceutical company, from July 2010 until May 2015. In addition, Mr. Farrow served as Hyperion’s Secretary from May 2011 to August 2013 and Vice President, Finance from February 2010 to June 2010. From May 2008 to December 2009, Mr. Farrow was Vice President, Finance at Evotec AG, a drug discovery and development company, where Mr. Farrow was responsible for Evotec’s corporate treasury function and compliance with the Sarbanes Oxley Act, as well as overseeing the finance and general & administrative functions of the company’s Renovis subsidiary. From January 2004 to May 2008, Mr. Farrow held various positions, with the most recent being Vice President, Finance and Chief Accounting Officer, at Renovis, Inc., a drug discovery and development company, which was acquired by Evotec AG in May 2008. Previously, Mr. Farrow held various positions over his seven years in the audit practice of KPMG LLP and was most recently a Senior Manager. Mr. Farrow holds a B.A. in Business Administration with a concentration in Corporate Finance from California State University at Fullerton.

The Company and Mr. Farrow entered into an employment agreement, dated as of June 15, 2015, pursuant to which Mr. Farrow will serve as Chief Financial Officer of the Company. Mr. Farrow’s employment with the Company is “at-will” and may be terminated by either Mr. Farrow or the Company upon written notice in accordance with the employment agreement. Pursuant to the employment agreement, Mr. Farrow will receive an annual base salary of not less than $415,000 and will be eligible to earn an annual performance bonus targeted at 40% of his base salary, based on the achievement of the applicable performance goals established by the Company. Any annual bonus earned by Mr. Farrow for 2015 will be prorated to reflect his partial year of employment with the Company. Subject to approval by the Company’s board of directors or compensation committee thereof, Mr. Farrow will be granted a stock option to purchase 85,000 shares of the Company’s common stock pursuant to the terms and conditions of the Company’s 2014 Incentive Plan and the stock option agreement thereunder. Subject to Mr. Farrow’s continued employment with the Company, 25% of the shares subject to the stock option will vest and become exercisable on the first anniversary of Mr. Farrow’s employment start date, and the remaining 75% of such shares will thereafter vest and become exercisable in equal monthly installments over the following 36 months, subject to certain accelerated vesting and exercisability upon a qualifying termination of Mr. Farrow’s employment pursuant to the terms and conditions of the option agreement. In addition, Mr. Farrow will be entitled to participate in the Company’s employee benefit plans in accordance with their terms.

Under Mr. Farrow’s employment agreement, if Mr. Farrow’s employment is terminated either by the Company without “cause” or by Mr. Farrow for “good reason” (each as defined in the employment agreement), Mr. Farrow will be entitled to receive a lump-sum cash severance payment, in an aggregate amount equal to 1 times his then-current annual base salary and an amount equal to 24 times the amount attributable to the Company for the payment of its employer premium contributions with respect to Mr. Farrow and his dependents, if any, under the Company’s welfare and fringe benefit plans during the month immediately preceding the date of termination. The severance payments are subject to Mr. Farrow’s execution and non-revocation of a general release of claims and his continued compliance with the restrictive covenants set forth in the employment agreement.

Mr. Farrow’s employment agreement contains covenants related to confidentiality and intellectual property rights that apply indefinitely and a non-solicitation covenant that applies during his employment and for a 12-month period thereafter.

The Board did not appoint Mr. Farrow pursuant to any arrangement or understanding between Mr. Farrow and the Company or any other person, and Mr. Farrow does not have any family relationship with any of the directors or executive officers of the Company. In addition, there are no transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The foregoing summary of Mr. Farrow’s employment agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending June 30, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, dated June 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZS PHARMA, INC.

Date: June 16, 2015	By:	/s/ Robert Alexander
Robert Alexander
Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, dated June 16, 2015